Exhibit 99.1

PriceSmart Announces Settlement of Pending Litigation

PriceSmart’s Acquisition of Minority Interest in Nicaragua Subsidiary Also Announced

San Diego, California (February 11, 2008) – PriceSmart, Inc. (Nasdaq: PSMT) today announced that the Company has entered into a Settlement Agreement and Release with PSC, S.A. (“PSC”), Tecnicard, Inc. and Banco de la Produccion, and their affiliates (collectively “PSC Parties”), which resolves the previously announced disputes that had been pending between the Company and the PSC Parties.

The terms of the Settlement Agreement and Release include: (i) a dismissal of all pending litigation and a mutual release of all claims; (ii) the Company’s acquisition of PSC’s 49% interest in PSMT Nicaragua (BVI), Inc. resulting in the Company being the sole owner of the PriceSmart Nicaragua business; (iii) termination of other agreements between the Company and the PSC Parties resulting in, among other things, banks affiliated with the PSC parties vacating the PriceSmart warehouses by mid-April, 2008; (iv) certain real estate conveyances between the parties relating to properties adjacent to the PriceSmart warehouse clubs in Managua, Nicaragua and Zapote, San Jose, Costa Rica, including the Company’s acquisition from PSC of a land parcel at the Zapote site and the Company’s conveyance to PSC of two land parcels at the Managua site; and (v) subject to PSC’s commercially reasonable efforts to sell, during a 60 day period commencing February 8, 2008, the Company and PSC will enter into a Put Agreement covering any of the 679,500 shares of the Company’s common stock which PSC owns at the end of such period. The Put Agreement, in turn, will require PSC to use commercially reasonable efforts to sell the shares subject to the Put Agreement during a period of 60 days from the date of the Put Agreement. At the end of such period, PSC may require the Company to purchase at $25.00 per share any of those shares which may remain unsold at the conclusion of that period. Payments made by the Company pursuant to this Agreement for items (i), (ii), (iii), and (iv) totaled $17.85 million from available operating funds.

Edgar A. Zurcher, a director of the Company since November 2000, is President and a director of PSC, S.A. As required by the terms of the Settlement Agreement and Release, Mr. Zurcher resigned from the Company’s board of directors on February 8, 2008.

The Company recognized a provision for settlement of pending litigation of $5.5 million for its fiscal year ending August 31, 2007. Subject to the eventual resolution of item (v), which cannot be reasonably estimated at this time, the financial impact of the Settlement Agreement and Release is consistent with that provision, net of income tax.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 25 warehouse clubs in 11 countries and one U.S. territory (four each in Panama and Costa Rica; three each in Guatemala and Trinidad, two each in Dominican Republic, El Salvador and Honduras; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company’s anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect the Company’s business; the Company faces significant competition; the Company faces difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company’s stockholders have control over the Company’s voting stock, which will make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company’s long-lived or intangible assets have been impaired could adversely affect the Company’s future results of operations and financial position; and the Company faces increased compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K filed pursuant to the Securities Exchange Act of 1934 on November 29, 2007. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact Robert E. Price, Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.